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                                                                       EXHIBIT 4

                                  May 31, 2006

Investors Bank & Trust Company
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Re: Amendment to the Transfer Agency and Service Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and Investors Bank & Trust Co., as amended.

Ladies and Gentlemen:

     Pursuant to Article 17 of the Agreement, GMO Trust (the "Trust") hereby notifies you that it has created one new series of shares, namely, GMO Inflation Indexed Plus Bond Fund (the "New Fund"), with respect to which the Trust and the Manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

     If you agree to so serve as transfer agent for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
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                                        Name:
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                                        Title:
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                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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Investors Bank & Trust Company                                      May 31, 2006

The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY


By:
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Name:
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Title:
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